Exhibit 21

MasTec, Inc.
AFFILIATED ENTITIES

January 2009

NORTH AMERICA

Church & Tower, Inc. (FL)	(100% owned by MasTec, Inc.)

MasTec Contracting Company, Inc. (NV)	(100% owned by MasTec, Inc)

Integral Power & Telecommunications Incorporated (Canadian)	(100% owned by Phasecom Systems, Inc.)

MasTec North America, Inc. (FL)	(100% owned by MasTec, Inc.)

MasTec North America AC, LLC (FL)	(Sole member — MasTec North America, Inc.)

MasTec Services Company, Inc. (FL) f/k/a Central America Construction, Inc.	(100% owned by MasTec, Inc.)

Phasecom Systems Inc. (Canadian)	(100% owned by MasTec, Inc.)

Globetec Construction, LLC (Florida)	(100% owned by MasTec North America, Inc.)

DirectStar TV LLC (NC) DS D4U, LLC (NC) Funraisers PR, LLC (NC)	(100% owned by MasTec North America, Inc.) (100% owned by DirectStar TV LLC) (100% owned by DirectStar TV LLC)

Three Phase Line Construction, Inc. (NH) Three Phase Acquisition Corp. (NH)	(100% owned by Three Phase Acquisition Corp.) (100% owned by MasTec, Inc.)

Power Partners MasTec LLC (NC)	(Sole member — MasTec North America, Inc.)

Pumpco, Inc. (TX)	(100% owned by MasTec North America, Inc.)

Nsoro MasTec, LLC (FL) f/k/a Nsoro Acquisition, LLC	(Sole member — MasTec North America, Inc.)

Wanzek Construction, Inc. (ND)	(100% owned by MasTec North America, Inc.)

MasTec Property Holdings, LLC (NV)	(Sole member — MasTec North America, Inc.)

Nsoro MasTec International, Inc. (NV)	(100% owned by Nsoro MasTec, LLC)

INTERNATIONAL

Latin America

Aidco de Mexico, S.A. de C.V. (Mex.)	(98% owned by MasTec, Inc.) (2% owned by MasTec International Holdings, Inc.)

MasTec Latin America, Inc. (DE)	(100% owned by MasTec, Inc.)

Acietel Mexicana, S.A. (Mex.)	(99% owned by Dresser Acquisition Company) (1% owned by MasTec International Holdings, Inc.)

MasTec Brasil S/A (Brazil) CIDE Engenharia, Ltda. (Brazil)	(88% owned by MasTec Latin America, Inc.) (100% owned by MasTec Brasil S/A)

Mastec Participações Do Brasil LTDA	(100% owned by MasTec, Inc.)

MasTelecom Europe I APS (Denmark)	(100% owned by MasTec, Inc.)

MasTelecom Europe II BV (Netherlands)	(100% owned by MasTelecom Europe I APS)

MasTelecom S. DE R.L. DE C.V (Mexico)	(100% owned by MasTelecom Europe II BV)

Pantel Inversiones de Venezuela, CA (Venezuela)	(100% owned by MasTec Venezuela, Inc.)
Burntel Telecommunications, C.A	(50% owned by Pantel Inversiones)

Holding Companies

MasTec Brazil I, Inc. (FL)	(100% owned by MasTec, Inc.)

MasTec Brazil II, Inc. (FL)	(100% owned by MasTec, Inc.)

MasTec Venezuela, Inc. (FL)	(100% owned by MasTec, Inc.)

MasTec Spain, Inc. (FL)	(100% owned by MasTec, Inc.)